Exhibit 99.3

For Immediate Release

Cleantech Solutions International Reschedules Conference Call to Discuss Second Quarter 2014 Financial Results

WUXI, Jiangsu, China, August 14, 2014 -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced that due to technical issues it has rescheduled its conference call to 9:00 a.m. Eastern Time on August 15, 2014 to discuss financial results for the second quarter ended June 30, 2014.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Chief Financial Officer, will host the conference call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 870-4263. International callers should dial (412) 317-0790. To join the conference, please inform the operator you are joining the “Cleantech Solutions International conference call.”

If you are unable to participate in the conference call at this time, a replay will be available through August 23, 2014 at 9:00 am EDT. To access the replay, dial (877) 344-7529 and enter reply access code 10051363.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA

Compass Investor Relations

Phone: +1-310-528-3031

E-mail: eketchmere@compass-ir.com

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